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                                                                    EXHIBIT 23.4











INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Joint Proxy Statement/Prospectus of Ameritrade Holding Corporation and Datek Online Holdings Corporation on Form S-4 of our report for Datek Online Holdings Corp. dated February 22, 2002.

We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.



/s/ Deloitte & Touche LLP

New York, New York
May 14, 2002